Exhibit 10.1

AMENDMENT NO. 1 TO LETTER AGREEMENT

This AMENDMENT NO. 1, effective as of January 1, 2015 (this “Amendment”), to that certain letter agreement (as it may be supplemented or amended from time to time, the “Agreement”), dated as of August 5, 2011, by and between Genpact LLC and Patrick Cogny (the “Executive”), is entered into by and among Genpact International, Inc., Genpact LLC and the Executive. Defined terms used in this Amendment and not defined herein have the meanings attributed to such terms in the Agreement.

WHEREAS, pursuant to Section 8(e) of the Agreement, the Agreement may be amended by a written instrument executed and delivered by the Company and the Executive;

WHEREAS, Genpact LLC wishes to assign to Genpact International, Inc., and Genpact International, Inc. wishes to assume, the rights and obligations of Genpact LLC under the Agreement; and

WHEREAS, the Company and the Executive wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth in this Amendment, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definition of Company. All references in the Agreement to “Company” mean Genpact International, Inc.

2.	Amendment to Sections 3 and 4. Sections 3 and 4 of the Agreement are hereby amended and restated in their entirety as follows:

“3. Base Salary. You will receive an annual gross base salary (the “Base Salary”) of not less than $513,500 payable in accordance with the customary payroll practices of the Company for salaried employees.

4. Bonus. You will be eligible to receive an annual bonus (the “Bonus”) for each full or partial fiscal year of the Company ending during the Term based on individual goals and objectives and the Company’s attainment of performance targets established by the Compensation Committee of the Board of Directors of Genpact Limited, a Bermuda company (the “Committee”) for each fiscal year. Your target bonus will be at least $300,000. The Bonus is not guaranteed. The Bonus will be paid to you when annual bonuses are typically paid to other senior executives of the Company, but in all events by March 15th of the year following the year to which the Bonus relates. You have to be an employee of the Company or an Affiliate of the Company at the time bonuses are paid to be eligible to receive the Bonus.”

3.	Effect of Amendment. This Amendment constitutes an amendment to the Agreement and, except as expressly provided herein, the execution and delivery of this Amendment by the parties hereto shall not operate as an amendment of any rights or obligations under the Agreement. On and after the date of this Amendment, each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

5.	Counterparts; Facsimile. This Amendment may be executed in separate counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon each of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Amendment, facsimile and pdf signatures shall be deemed originals.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 15th day of December, 2015.

GENPACT LLC

By:	/s/ Heather White

Name: Heather White
Title: Senior Vice President

GENPACT INTERNATIONAL, INC.

By:	/s/ Heather White

Name: Heather White
Title: Senior Vice President

EXECUTIVE

/s/ Patrick Cogny

Patrick Cogny

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